TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 9/2/2010

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian
Agreement dated as of 10/20/2008 "the Agreement":

GLOBAL X BRAZIL CONSUMER SECTOR ETF

GLOBAL X BRAZIL FINANCIALS SECTOR ETF

GLOBAL X BRAZIL INDUSTRIALS SECTOR ETF

GLOBAL X BRAZIL MATERIALS SECTOR ETF

GLOBAL X BRAZIL MID-CAP ETF

GLOBAL X BRAZIL UTILITIES SECTOR ETF

GLOBAL X CHINA MATERIALS ETF

GLOBAL X CHINA MID-CAP ETF

GLOBAL X COPPER MINERS ETF

GLOBAL X FUNDS - GLOBAL X CHINA CONSUMER ETF

GLOBAL X FUNDS - GLOBAL X CHINA ENERGY ETF

GLOBAL X FUNDS - GLOBAL X CHINA FINANCIALS ETF

GLOBAL X FUNDS - GLOBAL X CHINA INDUSTRIALS ETF

GLOBAL X FUNDS - GLOBAL X CHINA TECHNOLOGY ETF

GLOBAL X FUNDS - GLOBAL X FTSE NORDIC 30 ETF

GLOBAL X FUNDS - GLOBAL X FTSE NORWAY 30 ETF

02-Sep-10

GLOBAL X FUNDS - GLOBAL X GOLD EXPLORERS ETF

GLOBAL X FUNDS - GLOBAL X LITHIUM ETF

GLOBAL X FUNDS - GLOBAL X URANIUM ETF

GLOBAL X SILVER MINERS ETF

GLOBAL X/INTERBOLSA FTSE COLOMBIA 20 ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY:________________________________
NAME:
TITLE:

02-Sep-10